Exhibit 99.1

TransDigm Group Reports Fiscal 2016 First Quarter Results

Cleveland, Ohio, February 9, 2016/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended January 2, 2016.

Highlights for the first quarter include:

•	Net sales of $701.7 million, up 19.6% from $586.9 million;

•	EBITDA As Defined of $319.4 million, up 18.4% from $269.7 million;

•	Net income of $114.9 million, up 20.3% from $95.5 million;

•	Earnings per share of $1.97, up 20.9% from $1.63;

•	Adjusted earnings per share of $2.27, up 26.1% from $1.80; and

•	Upward revision to fiscal 2016 financial guidance.

Net sales for the quarter rose 19.6%, or $114.8 million, to $701.7 million from $586.9 million in the comparable quarter a year ago. The acquisitions of the Telair Cargo Group (“Telair”), the aerospace business of Franke Aquarotter GmbH (“Franke”), the assets of the aerospace business of Pexco LLC (“Pexco”) and PneuDraulics, Inc. contributed approximately $121.4 million of the increase in net sales, partially offset by a slight decrease in organic net sales.

Net income for the quarter rose 20.3% to $114.9 million, or $1.97 per share, compared to $95.5 million, or $1.63 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above, lower effective tax rate, and strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense, non-cash compensation and acquisition-related costs.

Earnings per share were reduced in both 2016 and 2015 by $0.05 and $0.06 per share respectively, representing dividend equivalent payments during each quarter.

Adjusted net income for the quarter rose 26.5% to $128.7 million, or $2.27 per share, from $101.8 million, or $1.80 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 15.2% to $302.2 million from $262.5 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 18.4% to $319.4 million compared with $269.7 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 45.5%.

"Our fiscal 2016 first quarter revenue and EBITDA As Defined were both up almost 20% compared to the prior year quarter, in line with our original expectations," stated W. Nicholas Howley, TransDigm Group's Chairman and Chief Executive Officer. "Additionally, our pro-forma market channel revenues, assuming we owned the same mix of businesses in both periods, roughly met our expectations.  We saw modest increases in commercial transport OEM and aftermarket revenues offset by declines in business jet and helicopter revenue. Our reported EBITDA As Defined margin of approximately 46% was about the same as the prior period in spite of approximately 1.5 margin point dilution from the acquisitions completed in fiscal 2015. Our constant focus on our value-based operating strategy, including our first quarter cost reductions, continued to show results."

During the thirteen week period ended January 2, 2016, TransDigm repurchased 323,868 shares of its common stock with a weighted-average price per share of $218.53 at an aggregate cost of approximately $70.8 million under our then-existing $300 million stock repurchase program. Subsequent to the fiscal quarter end, TransDigm repurchased 128,319 shares of its common stock with a weighted-average price per share of $217.47 at an aggregate cost of approximately $27.9 million under the program. On January 21, 2016, our Board of Directors authorized a stock repurchase program replacing the existing repurchase program permitting the repurchase of a portion of TransDigm's outstanding shares not to exceed $450 million.

Subsequent to the fiscal first quarter end, on January 4, 2016, TransDigm completed the tender offer for all of the outstanding shares of Breeze-Eastern Corporation (Breeze-Eastern) (NYSE MKT:BZC) for $19.61 per share in cash. The purchase price for the tender offer was approximately $178 million, net of approximately $27 million of cash acquired. Breeze-Eastern is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2016 Outlook

Mr. Howley continued, "We are increasing the full year fiscal 2016 guidance primarily to reflect the recent acquisition of Breeze-Eastern, current market conditions and our first quarter performance."

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $3,144 million to $3,188 million compared with $2,707 million in fiscal 2015;

•	EBITDA As Defined is anticipated to be in the range of $1,425 million to $1,445 million compared with $1,234 million in fiscal 2015;

•	Net income is anticipated to be in the range of $539 million to $553 million compared with $447 million in fiscal 2015;

•	Earnings per share are expected to be in the range of $9.48 to $9.72 per share based upon weighted average shares outstanding of 56.5 million compared with $7.84 per share in fiscal 2015; and

•	Adjusted earnings per share are expected to be in the range of $10.65 to $10.89 per share compared with $9.01 per share in fiscal 2015.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 9, 2016, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 515-2910 and enter the pass code 56512490. International callers should dial (617) 399-5124 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 52839859. International callers should dial (617) 801-6888 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2016 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; cyber-security risks and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in costs that cannot be recovered in product pricing; risks associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
JANUARY 2, 2016 AND DECEMBER 27, 2014
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 2, 2016	December 27, 2014
NET SALES	$701,695	$586,898
COST OF SALES	327,128	265,725
GROSS PROFIT	374,567	321,173
SELLING AND ADMINISTRATIVE EXPENSES	82,203	67,479
AMORTIZATION OF INTANGIBLE ASSETS	16,323	13,026
INCOME FROM OPERATIONS	276,041	240,668
INTEREST EXPENSE - NET	111,983	98,935
INCOME BEFORE INCOME TAXES	164,058	141,733
INCOME TAX PROVISION	49,157	46,200
NET INCOME	$114,901	$95,533
NET INCOME APPLICABLE TO COMMON STOCK	$111,901	$92,168
Net earnings per share:
Basic and diluted	$1.97	$1.63
Weighted-average shares outstanding:
Basic and diluted	56,805	56,591

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
JANUARY 2, 2016 AND DECEMBER 27, 2014
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 2, 2016	December 27, 2014
Net income	$114,901	$95,533
Adjustments:
Depreciation and amortization expense	26,201	21,785
Interest expense - net	111,983	98,935
Income tax provision	49,157	46,200
EBITDA	302,242	262,453
Adjustments:
Acquisition-related expenses and adjustments (1)	7,225	1,700
Non-cash stock compensation expense (2)	10,681	5,764
Other, net	(735)	(189)
Gross Adjustments to EBITDA	17,171	7,275
EBITDA As Defined	$319,413	$269,728
EBITDA As Defined, Margin (3)	45.5%	46.0%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
JANUARY 2, 2016 AND DECEMBER 27, 2014
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	January 2, 2016	December 27, 2014
Reported Earnings Per Share
Net income	$114,901	$95,533
Less: dividends on participating securities	(3,000)	(3,365)
Net income applicable to common stock - basic and diluted	$111,901	$92,168
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,706	52,511
Vested options deemed participating securities	3,099	4,080
Total shares for basic and diluted earnings per share	56,805	56,591
Basic and diluted earnings per share	$1.97	$1.63
Adjusted Earnings Per Share
Net income	$114,901	$95,533
Gross adjustments to EBITDA	17,171	7,275
Purchase accounting backlog amortization	2,540	1,966
Tax adjustment	(5,906)	(3,012)
Adjusted net income	$128,706	$101,762
Adjusted diluted earnings per share under the two-class method	$2.27	$1.80
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$1.97	$1.63
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	0.05	0.06
Non-cash stock compensation expense	0.13	0.07
Acquisition-related expenses	0.12	0.04
Adjusted earnings per share	$2.27	$1.80

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
JANUARY 2, 2016 AND DECEMBER 27, 2014
(Amounts in thousands)
(Unaudited)
	Thirteen Week Periods Ended
	January 2, 2016	December 27, 2014
Net cash provided by operating activities	$164,130	$188,959
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(22,453)	(69,219)
Interest expense - net (1)	108,151	94,936
Income tax provision - current	48,556	45,277
Non-cash equity compensation (2)	(10,681)	(5,764)
Excess tax benefit from exercise of stock options	14,539	8,264
EBITDA	302,242	262,453
Adjustments:
Acquisition-related expenses (3)	7,225	1,700
Non-cash stock compensation expense (2)	10,681	5,764
Other, net	(735)	(189)
EBITDA As Defined	$319,413	$269,728

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	January 2, 2016	September 30, 2015
Cash and cash equivalents	805,291	714,033
Trade accounts receivable - net	427,265	444,072
Inventories - net	599,311	591,401
Current portion of long-term debt, net of debt issuance costs	43,445	43,427
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	199,817	199,792
Accounts payable	113,607	142,822
Accrued current liabilities	299,573	271,553
Long-term debt, net of debt issuance costs	8,099,159	8,106,383
Total stockholders' deficit	(964,270)	(1,038,306)